UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 15, 2013

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

860-417-2465
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 15, 2013, Stratex Oil & Gas Holdings, Inc. (the “Company”) entered into a one year consulting agreement with Alan Gaines, pursuant to which Mr. Gaines has agreed to review both current and future opportunities for the Company, which may include review of acquisition and/or merger candidates, analysis of prospective leasehold purchases and securing financing for these activities as required.

The Company has agreed to pay Mr. Gaines a consulting fee of $15,000 per month during the term of the agreement and has additionally agreed to issue Mr. Gaines five (5) shares of the Company’s preferred stock and an option to acquire up to an aggregate of 8% of the Company’s fully diluted shares of common stock (calculated at the time of exercise of the option) at a price of $0.15 per share. The option granted to Mr. Gaines is exercisable for a period of five (5) years and permits cashless exercise.  A copy of the agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Consulting Agreement between Stratex Oil & Gas Holdings, Inc. and Alan Gaines dated October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: October 17, 2013	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer and Chief Financial Officer